As filed with the Securities and Exchange Commission
                                                         on June 11, 1996
                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               __________________

                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                               __________________

                            THERMO CARDIOSYSTEMS INC.
             (Exact name of registrant as specified in its charter)

                               ------------------

             Massachusetts                                04-3027040
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)

                               ------------------

                               470 Wildwood Street
                                Woburn, MA 01888
                                 (617) 932-8668
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               __________________

                          Sandra L. Lambert, Secretary
                            Thermo Cardiosystems Inc.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                             Waltham, MA  02254-9046
                                 (617) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Seth H. Hoogasian, Esquire
                                 General Counsel
                            Thermo Cardiosystems Inc.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                             Waltham, MA 02254-9046
                              ______________________

             Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has become effective.
PAGE

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment
        plans, please check the following box.  [   ]

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment
        plans, please check the following box.   [ x ]

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
        registration statement for the same offering.    [  ]

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
        offering.  [   ]

             If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               __________________

                         CALCULATION OF REGISTRATION FEE


        Title of each             Proposed
          class of                Maximum      Proposed
         securities     Amount    Offering     Maximum      Amount of
            to be       to be    Price Per    Aggregate    Registration
         registered   registered   Share    Offering Price     Fee

        Common Stock,
          $.10 par     60,000
          value per     shares     $50(1)   $3,000,000(1)   $1,035(1)
           share

        (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the American Stock Exchange on June 7, 1996.

                            -------------------------

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
PAGE

        PROSPECTUS

                                  60,000 Shares

                            THERMO CARDIOSYSTEMS INC.

                                  Common Stock
                            Par Value $.10 Per Share

             This Prospectus relates to the resale of 60,000 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of Thermo Cardiosystems Inc. (the "Company" or the "Registrant") that may be acquired upon exercise of the Company's Stock Purchase Warrant dated May 26, 1993 (the "Warrant"). The Warrant is exercisable by a certain shareholder of the Company (the "Selling Shareholder") at any time, and from time to time, in whole or in part, at a price of $5.83 per share, subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided in the Warrant. The Selling Shareholder may distribute the Shares to its stockholders. The Shares may also be offered by the Selling Shareholder and/or its stockholders from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder and/or its stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder, its stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholder, its stockholders and any broker-dealer who acts in connection with the sales of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. See "Selling Shareholder."

             The Shares offered hereby involve a high degree of risk.
                     See "Risk Factors" beginning on page 4.


                                  -------------
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





          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                       COMMISSION NOR HAS THE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  _____________

             None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisers to the Selling Shareholder) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


        June 11, 1996

                                  _____________


             No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                                  _____________


                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements

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




        and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is listed on the American Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

             This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission.

             The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:
        Sandra L. Lambert, Secretary, Thermo Cardiosystems Inc., c/o Thermo Electron Corporation, 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617) 622-1000).


                                   THE COMPANY

             The Company is a leader in the research, development, and manufacture of implantable left ventricular-assist systems ("LVAS"). These systems are designed to perform substantially all or part of the pumping function of the left ventricle of the natural heart for patients suffering from cardiovascular disease. Unlike total artificial heart systems, which require removal of the natural heart, the LVAS allows the natural heart to remain in place, preserving the heart's biological control mechanisms and reducing blood-contacting surfaces that have led to strokes in patients using other cardiac devices. The Company has developed two systems for patients requiring long-term cardiac support: an implantable pneumatic (IP) LVAS that is powered by an external electrically driven air-pump, and an electric LVAS that is driven by an implanted electric motor and powered by a lightweight battery pack worn by the patient. In October 1994, the Company

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        announced that the U.S. Food and Drug Administration ("FDA") had granted approval for the commercial sale of the air-driven LVAS for use as a bridge-to-transplant. With this approval, the air-driven system became available for sale to cardiac centers throughout the United States. The Company received the European Conformity Mark ("CE Mark") for commercial sale of the air-driven LVAS in all European Community countries in April 1994, and, in August 1995, received the same approval for the electric system. The electric version of the LVAS is currently being used in the U.S. in clinical trials for patients awaiting heart transplants, and, late in 1995, the FDA approved the protocol for conducting clinical trials of the electric LVAS as an alternative to heart transplant. The electric LVAS is being used in Europe as both a bridge-to-transplant and as an alternative to heart transplant.

             The Company was incorporated in 1988 as a wholly-owned subsidiary of Thermedics Inc. ("Thermedics") and is the successor in interest to the assets and business of that company relating to the research and development of implantable heart-assist systems. Prior to the formation of Thermedics in June 1983, this business was conducted by a division of Thermo Electron Corporation ("Thermo Electron") beginning in 1966.

             In April 1996, the Company declared a three-for-two stock split in the form of a 50% stock dividend, payable on May 15, 1996, to shareholders of record as of May 1, 1996. The share and per share data as reported in the Company's Annual Report on the 10-K for the year ended December 30, 1995, incorporated herein by reference, has not been restated to reflect the stock split. Common shares outstanding as of December 30, 1995, on a pro forma basis, reflecting the stock split, would have been 36,163,275 shares. The following table presents other selected financial data on a pro forma basis to reflect the stock split.

                                                        Fiscal Year
                                                        -----------

        (In thousands except per share amounts)    1995    1994    1993
        ---------------------------------------    ----    ----    ----

        Earnings per share                         $.19   $.05    $.01

        Weighted average shares                    37,273 36,930  33,264

             As of March 31, 1996, Thermedics owned 13,055,075 shares of the Company's common stock, representing approximately 54% of such stock outstanding and Thermo Electron owned 126,952 shares of the Company's common stock representing approximately .5% of such stock outstanding. In April 1996, Thermedics acquired 90,000 shares of the Company's common stock from Thermo Electron. In consideration for such shares, and 107,500 shares of the common stock of Thermo Voltek Corp., another subsidiary of Thermedics, Thermedics issued 299,112 shares of its common stock to Thermo Electron. As of March 31, 1996, Thermedics was a 52%-owned subsidiary of Thermo Electron.

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




             The Company's principal offices are located at 470 Wildwood Street, P.O. Box 2697, Woburn, Massachusetts 01888-2697, and its telephone number is (617) 932-8668.

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                                  RISK FACTORS

             Investors should carefully consider the following factors in evaluating the Company and its business before purchasing the securities offered hereby.

             Uncertainty of Regulatory Approval for Biomedical Devices. The Company's LVAS is subject to approval by the FDA before they may be sold at a profit in the U.S. The Company is also subject to regulatory requirements in foreign countries in which the Company markets its devices. The process of obtaining regulatory approvals is lengthy, expensive and inherently uncertain.
        Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, recalls of products, operating restrictions and criminal prosecutions.

             In October 1994, the Company's air-driven LVAS was approved for commercial sale by the FDA. This approval allows the Company to sell the air-driven LVAS to cardiac surgery centers in the United States. In April 1994, the Company received the CE Mark for commercial sale of the air-driven LVAS in all European Community countries. The Company has developed the HeartPak_, which is a lightweight portable console designed to be used with the air-driven LVAS. Although the HeartPak portable console received the CE Mark for commercial sale in all European Community countries in February, 1995, the Company must still obtain FDA approval before selling it commercially in the U.S.
        In July 1995, the FDA approved the beginning of Phase I clinical trials of the HeartPak portable console which will evaluate the safety of the system in hospitals. The Company also plans to conduct Phase II studies of the HeartPak portable console to evaluate the system in the home environment. The Company intends to seek FDA approval of the HeartPak portable console by filing a supplement to its air-driven LVAS premarket approval ("PMA") application, which was previously approved by the FDA. However, no assurance can be given that the Company will file such supplement on a timely basis, or at all. Further, even if the supplement is filed, there can be no assurance that the HeartPak portable console will ultimately receive FDA approval. Failure of the Company to obtain approval of such a supplement may require patients supported by the air-driven LVAS to remain hospitalized. This could materially decrease the market for the air-driven LVAS.

             The Company is currently conducting clinical trials of its electric LVAS, which is subject to the same regulatory approval process. In December 1995, the FDA approved the protocol for conducting clinical trials of the electric LVAS as an alternative to heart transplant. No assurance can be given that the Company will file a PMA application with respect to the electric LVAS on a timely basis, or at all, or that the PMA application, if filed, will ultimately be approved by the FDA. In addition, any design

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        changes to the Company's LVAS must be approved pursuant to a supplement to an approved PMA application.

             Limited History of Profitability. Prior to FDA approval of the air-driven LVAS in October 1994, the Company incurred significant operating losses. Since the fourth quarter of 1994, the Company has generated operating profits. However, the level of profitability achieved by the Company will continue to depend, in part, upon its ability to obtain FDA approvals of new products and product enhancements. Until the Company receives FDA approval for the commercial sale of its Heartpak portable console and its electric LVAS, the Company will not be permitted to earn a profit from the sale of such products in the U.S. Furthermore, even if the Company receives FDA approval to market one or more of these devices, there can be no assurance that the Company will be successful in commercializing such devices.

             Uncertainty of Patient Reimbursement. The cost of implanting a cardiac support system is substantial. Sales of the Company's LVAS will depend to a large degree upon the availability of reimbursement for the implantation of the LVAS. In November 1995, the U.S. Health Care Finance Administration ("HCFA") issued a decision that extends Medicare coverage to the air-driven LVAS. In addition, certain non-government insurers have agreed to offer coverage for the air-driven LVAS. Even though reimbursement has been established by HCFA and certain non-government insurers, the amount available for reimbursement may be denied by insurers under certain circumstances, including if it is determined that a procedure was not the most cost-effective treatment method, was experimental, or was used for an unapproved indication. Further, no assurance can be given that additional third party insurers will approve reimbursement for the air-driven LVAS or that third party reimbursement for the HeartPak portable console and electric LVAS will generally be available within a reasonable period, or at all, if the FDA approves commercial sale of those products. Without the financial support of the government or third party insurers, the market for the Company's LVAS will be limited. In addition, Medicare and Medicaid limit the reimbursement that hospitals receive for treating certain medical conditions by setting maximum fees that can be charged to their patients. Under this system, hospitals are paid a fixed amount for treating each patient with a particular diagnosis. Private insurers also have initiated reimbursement systems designed to slow the escalation of health care costs. In addition, the Federal government is considering, and certain state governments are considering or have adopted, new health care policies intended to curb rising health care costs. Such policies include rationing of government-funded reimbursement for health care services and imposing price controls upon providers of medical products and services. These policies could have the effect of limiting the availability of reimbursement for procedures, such as the implantation of an LVAS, that involve prolonged treatment of critically ill patients. The Company cannot predict what effect the policies of governmental entities and other third party

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        payors will have on future sales of LVAS.  The unavailability of third party reimbursement for procedures involving the Company's LVAS would have a material adverse effect on the Company's business.

             Uncertainty of Opinion Leader Acceptance and Support. A limited number of cardiac surgeons and cardiologists influences medical device selection and purchase decisions for a large portion of the target patient population. The Company will achieve its business objectives only if its LVAS is recommended for use by such opinion leaders. The Company has developed working relationships with a number of leading medical centers, and its existing and proposed LVAS has been well received by opinion leaders in cardiac surgery and cardiology. Moreover, since the inception of its work on cardiac support systems in 1966, the Company has relied upon surgical teams at medical institutions to perform clinical trials that are necessary to obtain required FDA approvals. A continuing working relationship with those and other institutions will be important to the success of the Company. No assurance can be given that existing relationships and arrangements can be maintained or that new relationships will be established. Furthermore, economic, psychological, ethical and other concerns may limit acceptance of heart assist devices in general, and there can be no assurance that markets of sufficient size will develop for the Company's LVAS.

             Potential Unavailability of Raw Materials. In 1992, two major manufacturers of medical-grade materials decided to phase out or eliminate their supply of raw materials used in implantable medical devices. These withdrawals affected the availability of several components and materials used by the Company in its products. The Company has developed and received FDA approval for the use of one alternative material and is in the process of qualifying certain other alternative materials or developing alternative sources for the materials no longer supplied by these manufacturers. While the Company believes that it has adequate supplies of materials to meet demand for the LVAS for the foreseeable future, there can be no assurance that the Company will not experience shortages of certain materials in the future that could delay shipments of the LVAS.

             The substitution of new materials for previously approved materials in medical devices generally requires additional testing and FDA approval. The time and cost associated with this process depend on the similarity of the new material to the original material and the amount of available information relating to the new material. The cost to the Company to evaluate and test alternative materials and the time necessary to obtain FDA approval for these materials are inherently difficult to determine because both time and cost are dependent on at least two factors: the similarity of the new material to the original material and the amount of third party testing that may have already been conducted on the new material. There can be no assurance that the FDA approval process for the new materials

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        will not be lengthy, or that the FDA ultimately will approve the new materials.

             Technological Change and Competition. The Company is aware of one other company that has submitted a PMA application with the FDA for an implantable LVAS. The Company is unaware whether this PMA application has been accepted for filing by the FDA. Also, the Company is aware of one other company that has received approval by the FDA Advisory Panel on Circulatory System Devices and subsequent commercial approval for its cardiac-assist device. This is an external device, positioned on the outside of the patient's chest, and is intended for short-term use in the hospital environment. In addition, the Company is aware that a total artificial heart is currently undergoing clinical trials. As other organizations perceive the commercial potential for the LVAS, the Company believes that competition will intensify. The requirement of obtaining FDA approval for commercial sale of an LVAS in the U.S., however, is a significant barrier to entry into the U.S. market for these devices. There can be no assurance, though, that FDA regulations will not change in the future, reducing the time and testing required for others to obtain FDA approval for commercial sale. In addition, other research groups and companies, some of which have significantly greater resources than those of the Company, are developing cardiac systems using alternative technologies or concepts, one or more of which might prove functionally equivalent to or more suitable than the Company's systems or may render the Company's products obsolete or uneconomic.

             Uncertainty of Product Development. Although the Company's air-driven LVAS has been approved for commercial sale by the FDA the Company's other LVAS products are in various stages of development and will require extensive additional laboratory, animal and/or human clinical studies. There can be no assurance that the HeartPak portable console or electric LVAS or any future versions of the Company's LVAS will receive FDA approval. The inability of the Company to obtain FDA approval of its HeartPak portable console or electric LVAS could have a material adverse impact on the market for the Company's products.

             Limited Manufacturing and Marketing Experience. Until recently, the Company has been required to manufacture only a limited number of the LVAS for use in clinical trials. During 1994 and 1995, in anticipation of FDA approval of the air-driven LVAS, the Company more than doubled its manufacturing space and hired and trained new manufacturing personnel. The Company, however, has limited experience in manufacturing large quantities of the LVAS for commercial sale. Although the Company believes that it has the capacity and the expertise to manufacture enough LVAS to meet anticipated demand, no assurance can be given that the Company will be able to manufacture the LVAS in high volumes, in a timely manner and at acceptable quantity levels and costs. Furthermore, while the Company employs a limited number of sales and marketing personnel who are responsible for selling and marketing the Company's LVAS to approved sites, the Company does

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        not have experience in the large-scale commercialization of medical devices. No assurances can be given that the Company will be able to build its sales and marketing staff in a timely and cost-effective manner or that the Company's increased sales and marketing efforts will be successful.

             Potential Conflict of Interest. For financial reporting purposes, both Thermo Electron and Thermedics will include their share of the Company's net income or loss in their consolidated results of operations. Certain officers of the Company are also officers of Thermedics and/or Thermo Electron. Such officers will devote only a portion of their time to the affairs of the Company. The members of the Board of Directors and officers of the Company who are also affiliated with Thermedics and/or Thermo Electron will consider not only the short-term and long-term impact of operating decisions on the Company, but also the impact of such decisions on the consolidated financial results of Thermedics and Thermo Electron. The Company is also party to various agreements with Thermo Electron that may limit the Company's operating flexibility.

             Intellectual Property Rights. The Company relies principally upon trade secret protection and, to a lesser extent, patents to protect its proprietary rights. The Company requires all employees to execute non-disclosure agreements protecting the Company's trade secrets. However, no assurance can be given that non-disclosure agreements will effectively protect the Company's trade secrets, or that competitors will not independently develop equivalent technology, design around the Company's patents or obtain access to information that the Company believes is proprietary. The Company's competitive position could be adversely affected if the Company is unable to protect adequately its proprietary rights. Also, there can be no assurance that others will not claim that the Company's activities infringe their intellectual property rights. In April 1995, the Company received correspondence from a third party alleging that the textured surface of the LVAS housing infringed certain patent rights of such third party. The Company had previously received similar correspondence from this third party but had not received any communication for more than three years. In the April 1995 communication, the third party offered the Company a license, which the Company has elected not to accept. Although the Company has not received any communication since April 1995 and believes that it has adequate defenses to the claims of the third party, due to the inherent uncertainty of litigation, no assurance can be made that the Company would be successful were any litigation to be commenced.

             Product Liability. The Company faces an inherent business risk of exposure to product liability claims relating to the use of its products. Although the Company currently maintains product liability insurance against this risk, there can be no assurance that it will be able to continue to obtain such coverage at economically feasible rates, or at all, or that such coverage will be adequate in terms and scope to completely

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        protect the Company in the event of a successful product
        liability claim.

                               SELLING SHAREHOLDER

             The following table sets forth the name of the Selling Shareholder, the number of shares of Common Stock beneficially owned by the Selling Shareholder, the number of Shares that may be offered by the Selling Shareholder pursuant to this Prospectus (assuming the exercise in full of the Warrant), and the number of Shares the Selling Shareholder will own after completion of the offering, assuming all of the Shares being offered hereby are sold.

                                    Shares of                   Shares
                                      Common                    Owned
                                   Stock Owned     Shares       After
           Selling Shareholder       Prior to      Being      Completion
           -------------------
                                       the        Offered       of the
                                                  -------
                                   Offering(1)                 Offering
                                   --------                    --------

            The Polymer Technology    60,000       60,000         0
            Group, Incorporated(2)

        _______________

             (1) Calculated in accordance with Securities and Exchange Commission Rule 13d-3, promulgated under the Exchange Act.
             (2) The Selling Shareholder manufactures certain biomedical polyurethanes and other specialty polymers and biomaterials used by the Company in its products and also licenses certain proprietary rights in such materials to the Company.

                                 SALE OF SHARES

             The Company has been advised that the Selling Shareholder may distribute the Shares to its stockholders and it and/or its stockholders may sell the Shares from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The Selling Shareholder and/or its stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder, its stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

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             The Selling Shareholder, its stockholders and any
        broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

             (a) The Company's Annual Report on Form 10-K for the year ended December 30, 1995.

             (b) The Company's Quarterly Report on Form 10-Q for the three-month period ended March 30, 1996.

             (c) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

             All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  LEGAL MATTERS

             The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian owns or has the right to acquire, 1,200 shares of Common Stock, 82,385 shares of Thermo Electron common stock and 8,900 shares of Thermedics common stock.

                                     EXPERTS

             The financial statements and schedules of the Company for the year ended December 30, 1995, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 30, 1995 have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and

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




        are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

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





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             Item 14.  Other Expenses of Issuance and Distribution.

             The expenses (other than the underwriting discount) incurred by the Company in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated except the Securities and Exchange Commission registration fee.

                                                              Amount*
                                                              ------

             Registration fee - Securities and Exchange
             Commission ...................................$    1,035
             Legal fees and expenses ......................     5,000
             Accounting fees and expenses .................     2,000

                  Total ...................................$    8,035

        * All amounts are estimated except the Securities and Exchange Commission fee.

             Item 15.  Indemnification of Directors and Officers.

             (a) The Massachusetts General Laws provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company.

             (b) Section 5.8 of the Company's By-laws provides that the Company shall, to the extent legally permissible, indemnify any person who was or is a party to, is threatened to be made a party to, or is otherwise involved in any proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another entity in which the Company has an interest, against all liabilities and expenses actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, except with respect to any matter as to which such person shall have been adjudicated in such proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company, or, with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful; provided, however, that in the case of any proceeding by or in the right of the Company to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the

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




        Company, unless (and only to the extent that) the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Expenses incurred in defending any proceeding may be paid by the Company in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking in writing by or on behalf of the indemnified person to repay such amount unless it shall be determined ultimately that such person is entitled to be indemnified by the Company as provided in such Section 5.8. The right of indemnification provided by Section 5.8 of the Company's By-laws is not exclusive of, and does not affect, any other right to which any person may be entitled.

             (c) The Company has indemnification agreements with its directors and officers providing for the maximum indemnification permitted by law. The Company's directors and officers are also covered by an insurance policy against certain liabilities that might be incurred in connection with the performance of their duties.

             Item 16.  Exhibits.

             See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

             Item 17.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or
                       sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or
                            events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate,

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




                            the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with
                            respect to the plan of distribution not
                            previously disclosed in the registration statement or any material change to such information in the registration statement;

                            Provided, however, that paragraphs (a)(1)(i)
                       and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as

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




        expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this day of June 10, 1996.

                                           THERMO CARDIOSYSTEMS INC.

                                           By:  /s/Victor L. Poirier
                                                --------------------
                                                Victor L. Poirier
                                                President and Chief
                                                Executive Officer

             KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
               Signature           Title                     Date
               ---------           -----                     ----


        /s/Victor L. Poirier      President, Chief        June 10, 1996
        Victor L. Poirier         Executive Officer and
                                  Director


        /s/John N. Hatsopoulos    Vice President and      June 10, 1996
        John N. Hatsopoulos       Chief Financial
                                  Officer


        /s/Paul F. Kelleher       Chief Accounting        June 10, 1996
        Paul F. Kelleher          Officer

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




               Signature           Title                     Date
               ---------           -----                     ----



        /s/Walter J. Bornhorst    Director                June 10, 1996
        Walter J. Bornhorst


        /s/Richard W.K. Chapman   Director                June 10, 1996
        Richard W.K. Chapman


        /s/Elias P. Gyftopoulos   Director                June 10, 1996

        Elias P. Gyftopoulos

        /s/Robert C. Howard       Director                June 10, 1996

        Robert C. Howard

        /s/Leonard Laster         Director                June 10, 1996

        Leonard Laster

        /s/John W. Wood Jr.       Chairman of the Board   June 10, 1996

        John W. Wood Jr.          and Director

        /s/Nicholas T. Zervas     Director                June 10, 1996

        Nicholas T. Zervas

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                                  EXHIBIT INDEX


        Exhibit
        Sequential
        Number         Description of Exhibit                   Page No.
        ------         ----------------------                   --------


              5        Opinion of Seth H. Hoogasian, Esq.

             23.1      Consent of Arthur Andersen LLP.

             23.2      Consent of Seth H. Hoogasian, Esq.
                       (contained in Exhibit 5)

             24        Power of Attorney (See Signature Page).









        AA961340034